Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On February 24, 2015, Cott Corporation (the “Company” or “Cott”) filed Amendment No. 1 on Form 8/K-A (the “Amended 8-K”) to amend the Current Report on Form 8-K filed on December 15, 2014 to include, among other things, certain financial information relating to Cott’s acquisition of DSS Group, Inc. and its subsidiaries (collectively “DSS”) that was consummated on December 12, 2014 (the “DSS Acquisition”). The following unaudited pro forma condensed combined financial information represents the pro forma impacts of the DSS Acquisition and Cott’s acquisition of Aimia Foods Holdings Limited (“Aimia”) on May 30, 2014 (the “Aimia Acquisition”) as those transactions are described in the unaudited pro forma condensed combined financial information included in Exhibit 99.3 of the Amended 8-K.

Basis for historical Information

The unaudited pro forma condensed combined statements of operations for the year ended January 3, 2015 assume that the DSS Acquisition and the Aimia Acquisition were consummated on December 30, 2012.

Cott’s historical financial information for the year ended January 3, 2015 is derived from the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 4, 2015. The historical financial information for DSS for the period from December 28, 2013 through December 12, 2014 is derived from its unaudited condensed consolidated financial statements for that period. The results of operations of DSS from December 12, 2014 through December 26, 2014 (which represents the fiscal year end for DSS) are already reflected in Cott’s audited consolidated statement of operations for the year ended January 3, 2015.

The historical financial information of Aimia included in the unaudited pro forma condensed combined statement of operations for the year ended January 3, 2015 is derived from the unaudited historical profit and loss of Aimia for the five months ended May 31, 2014. The results of operations of Aimia from May 30, 2014 through and including January 3, 2015 are already reflected in Cott’s audited consolidated statement of operations for the year ended January 3, 2015.

The historical financial information has been adjusted to give effect to matters that are (i) directly attributable to the DSS Acquisition and the Aimia Acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the operating results of the combined company.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•	the separate historical audited consolidated financial statements of Cott as of and for the year ended January 3, 2015, included in Cott’s Annual Report on Form 10-K filed with the SEC on March 4, 2015 and incorporated herein by reference;

•	the unaudited historical financial statements of Aimia as of and for the five months ended May 31, 2014, included in Cott’s Current Report on Form 8-K, filed with the SEC on December 2, 2014 and incorporated herein by reference.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with the business combination accounting guidance as provided in Accounting Standards Codification 805, Business Combinations, with Cott treated as the accounting acquirer. The unaudited pro forma condensed combined financial information will differ from the final acquisition accounting for a number of reasons, including the fact that the estimates of fair values of assets and liabilities acquired are preliminary and subject to change when the formal valuation and other studies are finalized. The differences that will occur between the preliminary estimates and the final acquisition accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results that would have occurred if the DSS Acquisition and the Aimia Acquisition had been completed as of the date set forth above, nor is it indicative of the future results of the combined company. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of the combined company following the DSS Acquisition. The unaudited pro forma condensed combined statements of operations do not reflect any revenue or cost savings from synergies that may be achieved with respect to the combined company, or the impact of non-recurring items, including synergies, directly related to the DSS Acquisition and the Aimia Acquisition.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended January 3, 2015

(dollars in millions, except per share amounts)

	Historical			Historical
	Year Ended January 3, 2015	Five Months Ended May 29, 2014		Period from December 28, 2013 through December 12, 2014	Pro Forma Adjustments				Year Ended January 3, 2015
	Cott	Proforma Aimia	Cott Proforma including Aimia	DS Services	Financing Adjustments		DSS Acquisition Adjustments		Pro Forma Combined
		Note 3
Revenue, net	$2,102.8	$46.8	$2,149.6	$949.5	$—		$—		$3,099.1
Cost of sales	1,826.3	35.4	1,861.7	383.5	—		(5.6	) 2(b)	2,239.6

Gross profit	276.5	11.4	287.9	566.0	—		5.6		859.5
Selling, general, and administrative expenses	255.0	4.9	259.9	551.6	—		(3.2	) 2(b)	750.7
							10.9	2(c)
							3.1	2(d)
							0.3	2(e)
							(73.1	) 2(f)
							3.1	2(g)
							(2.0	) 2(h)
Loss on disposal of property, plant, and equipment	1.7	—	1.7	—	—		—		1.7
Restructuring	2.4	—	2.4	—	—		—		2.4
Asset impairments	1.7	—	1.7	—	—		—		1.7

Operating Income	15.7	6.5	22.2	14.4	—		66.4		103.0
Other expense (income), net	21.0	(0.1)	20.9	(0.4)	—		—		20.5
Interest expense, net	39.7	(1.2)	38.5	77.9	(77.9	) 2(a)	—		111.3
					72.8	2(a)

Income (Loss) before income taxes	(45.0)	7.8	(37.2)	(63.1)	5.1		66.4		(28.8)
Income tax expense (benefit)	(61.4)	1.8	(59.6)	(3.9)	1.9	2(i)	24.8	2(i)	(36.8)

Net income (loss)	16.4	6.0	22.4	(59.2)	3.2		41.6		8.0
Less: Net income attributable to non-controlling interests	5.6	—	5.6	—	—		—		5.6
Less: Cummulative dividends on preferred stock	0.8	—	0.8	—	—		15.2	2(j)	16.0

Net income (loss) attributable to Cott	$10.0	$6.0	$16.0	$(59.2)	$3.2		$26.4		$(13.6)

Net income (loss) attributable per Cott share:
Basic	$0.11		$0.17						$(0.15	) 2(k)
Diluted	$0.10		$0.17						$(0.15	) 2(k)
Weighted average shares outstanding:
Basic	93,777		93,777						93,777	2(k)
Diluted	95,900		95,900						93,777	2(k)

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

1. Basis of Presentation

The unaudited pro forma condensed combined financial information presented above gives effect to both the DSS Acquisition and the Aimia Acquisition. The historical financial information of Cott and DSS is presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The historical financial information of Aimia is presented in accordance with accounting principles generally accepted in the United Kingdom (“U.K. GAAP”). Such financial information has been subject to pro forma adjustments to align with U.S. GAAP.

Cott’s historical financial information for the year ended January 3, 2015 is derived from the Company’s Form 10-K filed with the SEC on March 4, 2015. The historical financial information for DSS for the period from December 28, 2013 through December 12, 2014 is derived from its unaudited condensed consolidated financial statements at December 12, 2014 and for the period from December 28, 2013 through December 12, 2014. The results of operations of DSS from December 12, 2014 through December 26, 2014 (which represents the fiscal year end for DSS) are already reflected in Cott’s audited consolidated statement of operations for the year ended January 3, 2015.

The historical financial information of Aimia in the unaudited pro forma condensed combined statements of operations for the year ended January 3, 2015 is derived from the unaudited historical profit and loss of Aimia for the five months ended May 31, 2014. The results of operations of Aimia from May 30, 2014 through and including January 3, 2015 are already reflected in Cott’s audited consolidated statement of operations for the year ended January 3, 2015.

Management has made certain adjustments to Aimia’s historical financial statements prepared under U.K. GAAP to conform to Cott’s accounting policies under U.S. GAAP used in the preparation of this unaudited pro forma condensed combined financial information. Additionally, management has determined that no significant adjustments are necessary to conform DSS’s financial statements to the accounting policies used by Cott in the preparation of this unaudited pro forma condensed combined financial information. Certain historical financial information of DSS and Aimia has been reclassified to conform to the presentation of historical financial information of Cott. However, the pro forma financial statements may not reflect all the adjustments necessary to conform the accounting policies of DSS to those of Cott as the Company is still in the process of conforming the accounting policies of DSS to those of Cott as of the date of this Current Report on Form 8-K.

The historical financial information has been adjusted to give effect to matters that are (i) directly attributable to the DSS Acquisition and the Aimia Acquisition, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the operating results of the combined company. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the DSS Acquisition and the Aimia Acquisition and certain other adjustments. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed as of the date the respective acquisitions close, and could result in a significant change to the unaudited pro forma condensed combined financial information.

2. Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

(a)	Represents the reversal of historical interest expense of DSS and the recording of estimated interest expense and amortization of debt financing fees associated with anticipated borrowings.

(dollars in millions)	Year ended January 3, 2015
Reversal of DSS interest expense and amortization of deferred debt financing fees	$(77.9)
Interest expense on new financing	72.8

Pro forma interest expense adjustment	$(5.1)

A sensitivity analysis on interest expense for the year ended January 3, 2015 has been performed for the asset based lending facility to assess the effect that a change of 12.5 basis points of the hypothetical interest rates would have on the debt financing.

The following table shows the change in interest expense for the debt financing:

(dollars in millions) Interest expense assuming	Year ended January 3, 2015
Increase of 0.125%	0.2
Decrease of 0.125%	(0.2)

(b)	Represents reversal of historical depreciation expense and recognition of new depreciation expense based on the fair value of property, plant and equipment (“PP&E”) on a straight-line basis from December 30, 2012. The depreciation of PP&E is based on the estimated remaining useful lives of the assets. Depreciation expense is allocated between costs of sales (“COS”) and selling, general and administrative (“SG&A”) expenses based upon the nature of activities associated with the PP&E acquired.

	Year ended January 3, 2015
(dollars in millions)	COS	SG&A
Reversal of DSS historical depreciation	$(56.4)	$(29.9)
Depreciation of acquired property, plant and equipment	50.8	26.7

Pro forma depreciation expense adjustment	$(5.6)	$(3.2)

(c)	Represents reversal of historical intangible asset amortization and adjustment to record straight line amortization expense related to identifiable intangible assets, except for the customer relationships intangible asset which is being amortized based upon the periods over which the economic benefits of the asset is expected to be realized.

The net adjustment to SG&A expenses for the amortization of intangible assets is as follows:

(dollars in millions)	Year ended January 3, 2015
Reversal of DSS historical intangible asset amortization	$(21.9)
Amortization of acquired identifiable intangible assets	32.8

Pro forma intangibles amortization expense adjustment	$10.9

The table below indicates the estimated fair value of each of the intangibles identified and the approximate useful life of each.

(dollars in millions) Intangible Asset	Estimated Fair Value	Estimated Useful Life
Customer relationships	$219.8	16 Years
Trademarks and trade names	183.1	Indefinite
Non-compete covenants	0.4	4 Years
Software	5.7	3 Years

Total	$409.0

For purposes of valuing the intangible assets, the income approach was primarily used. Specifically, the relief from royalty method was used to value the trademarks and trade names, and the Multi-period Excess Earnings method was used to value the customer relationships.

The estimated effect of amortization of the customer relationships on Cott’s operating results for the five years following the acquisition is expected to be as follows:

(dollars in millions)	Year 1	Year 2	Year 3	Year 4	Year 5
Amortization of customer relationships	$36.0	$32.9	$28.5	$24.0	$19.1

(d)	Represents adjustment for rental expense related to certain properties for which DSS entered into a sale-leaseback arrangement on December 10, 2014. These properties were not acquired by Cott; however, Cott acquired the right to use the properties through the sale-leaseback arrangement.

(e)	Represents straight line amortization of certain prepaid insurance costs incurred as a precondition to the consummation of the DSS Acquisition.

(f)	Represents the elimination of certain costs directly attributable to the DSS Acquisition. These acquisition costs, which include legal, due diligence, accounting and other advisory fees, are excluded from the unaudited pro forma condensed combined statement of operations as they are considered non-recurring.

(g)	Represents an adjustment to record additional compensation expense that will be paid to certain executives for agreements entered into in connection with the DSS Acquisition.

(h)	Agreement between DSS and Crestview Partners to monitor the investment of Crestview stockholders in DSS was terminated upon consummation of the DSS Acquisition. This represents an adjustment to remove the impact of the fees paid to Crestview pursuant to such agreement.

(i)	Represents adjustment to income tax expense as a result of the tax impact on the pro forma adjustments related to financing and purchase price allocation adjustments based on an effective tax rate of 37.4% to compute the income tax expense related to each entity’s pro forma condensed combined statement of operations.

(j)	Represents adjustments for accumulated dividends on the Convertible Preferred and Non-Convertible Preferred shares issued as part of the total merger consideration.

(k)	Represents pro forma basic and diluted earnings per share (“EPS”). The pro forma basic EPS has been computed in the manner shown in the table below. To calculate diluted EPS, the impact of any potential dilutive instruments (i.e. stock options, performance-based restricted share units (“RSUs”), time-based RSUs and the outstanding Series A Convertible First Preferred Shares) would be antidilutive as these would decrease the loss per share. As such, the basic and diluted EPS are the same for the pro forma periods presented.

Pro forma Basic and Diluted Loss per Share	Year ended January 3, 2015
Net loss attributable to Cott (in millions)	$(13.6)
Pro forma weighted average shares (basic and diluted, in thousands)	93,777
Basic and diluted loss per share	$(0.15)

3. Acquisition of Aimia

The following table shows the pro forma adjustments for the Aimia Acquisition.

Aimia Foods Holdings Limited

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended January 3, 2015

(dollars in millions)

	Historical
	Five Months Ended May 29, 2014							Five Months Ended May 29, 2014
	Aimia	UK to US GAAP		Bond Offering		Purchase Accounting		Pro forma Aimia
	3(a)	3(a)				3(a)
Revenue, net	$46.7	$0.1	3(b)	$—		$—		$46.8
Cost of sales	34.6	0.1	3(b)	—		0.7	3(g)	35.4

Gross profit	12.1	—		—		(0.7)		11.4
Selling, general, and administrative expenses	5.2	(0.3	) 3(c)			—	3(g)	4.9
Loss on disposal of property, plant, and equipment	—							—
Restructuring	—							—
Asset impairments	—							—

Operating Income	6.9	0.3		—		(0.7)		6.5
Other expense (income), net	—	(0.1	) 3(d)					(0.1)
Interest expense, net	0.2	—		(1.2	) 3(f)	(0.2	) 3(h)	(1.2)

Income (Loss) before income taxes	6.7	0.4		1.2		(0.5)		7.8
Income tax expense (benefit)	1.5	0.1	3(e)	0.3	3(e)	(0.1	) 3(e)	1.8

Net income (loss)	5.2	0.3		0.9		(0.4)		6.0
Less: Net income attributable to non-controlling interests	—	—		—		—		—
Less: Cummulative dividends on preferred stock	—	—		—		—		—

Net income (loss) attributable to Cott	$5.2	$0.3		$0.9		$(0.4)		$6.0

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

The following adjustments were made to the unaudited pro forma condensed combined statement of operations for Aimia for the five months ended May 29, 2014. The results of operations of Aimia from May 30, 2014 through and including January 3, 2015 are already reflected in Cott’s audited consolidated statement of operations for the year ended January 3, 2015.

(a)	These amounts in millions of U.S. Dollars have been converted from pounds sterling at an average conversion rate of 1.66636, which approximates the exchange rate over the period from December 29, 2013 through May 29, 2014.

(b)	This adjustment is to reflect the amortization of the deferred income associated with the portion of the historical cost of machinery and equipment financed by a customer, and an increase in depreciation expense associated with the increase in historical cost of the equipment in accordance with U.S. GAAP. The machinery and equipment was historically recorded under U.K. GAAP at the portion of the historical cost of the equipment paid by Aimia.

(c)	This adjustment is to reflect the historical balances of Aimia in accordance with U.S. GAAP. The decrease in SG&A expenses of $0.3 million reverses the amortization of goodwill recognized by Aimia in accordance with U.K. GAAP during the five months ended May 29, 2014.

(d)	The $0.1 million increase in other income reflects Aimia’s equity in earnings of its joint venture investment in accordance with U.S. GAAP equity method of accounting for investments, which was previously accounted for at cost under U.K. GAAP.

(e)	The adjustment in the bond offering column assumes income taxes assessed at the same effective rate applicable to Cott, as those transactions are specific to Cott. The adjustments in the other pro forma adjustment columns assume income taxes based on Aimia’s historical statutory income tax rate. However, the effective tax rate of the combined company could be significantly different, depending on post-acquisition activities.

(f)	This adjustment represents an interest rate savings associated with the refinancing of Cott’s 8.125% Notes due 2018 with the5.375% Notes due 2022, which reduced the applicable interest rate, and includes the impact of the change in amortization of deferred financing costs.

(g)	This adjustment represents an increase in amortization expense for the fair value of intangible assets acquired in the Aimia Acquisition, as well as an increase in depreciation for the step up of acquired PP&E to their fair values as of the acquisition date totaling $2.8 million, of which $2.1 million is related to the amortization of the customer relationships and licensing agreements intangible assets recorded as an adjustment to SG&A expenses. The increase in SG&A expenses of $2.1 million noted above was completely offset by adjustments of $1.8 million and $0.3 million to eliminate certain acquisition related costs reflected in the unaudited consolidated statements of operations of Cott and the historical profit and loss accounts of Aimia for the nine months ended September 27, 2014, respectively. Those acquisition costs, which included financial and other advisory fees, are excluded from the unaudited pro forma condensed combined statement of operations for the nine months ended September 27, 2014, as they are considered non-recurring.

(h)	This adjustment reverses the historical interest expense of Aimia, as all interest-bearing liabilities were repaid by the former owners of Aimia prior to the acquisition.